Snowflake Reports Financial Results for the Third Quarter of Fiscal 2022

•Product revenue of $312.5 million, representing 110% year-over-year growth
•Remaining performance obligations of $1.8 billion, representing 94% year-over-year growth
•5,416 total customers
•Net revenue retention rate of 173%
•148 customers with trailing 12-month product revenue greater than $1 million

No-Headquarters/BOZEMAN, Mont. - December 1, 2021 - Snowflake (NYSE: SNOW), the Data Cloud company, today announced financial results for its third quarter of fiscal 2022, ended October 31, 2021.

Revenue for the quarter was $334.4 million, representing 110% year-over-year growth. Product revenue for the quarter was $312.5 million, representing 110% year-over-year growth. Remaining performance obligations were $1.8 billion, representing 94% year-over-year growth. Net revenue retention rate was 173% as of October 31, 2021. The company now has 5,416 total customers and 148 customers with trailing 12-month product revenue greater than $1 million. See the section titled “Key Business Metrics” for definitions of product revenue, remaining performance obligations, net revenue retention rate, total customers, and customers with trailing 12-month product revenue greater than $1 million.

“Snowflake saw momentum accelerate in Q3, with product revenue growing 110% year-on-year to $312.5 million. Continued international expansion during the quarter resulted in product revenue from the EMEA and APJ regions up 174% and 219% year-on-year, respectively,” said Frank Slootman, Chairman and CEO, Snowflake. “Our vertical industry focus is an important evolution of our selling motion and Snowflake continues to see broad industry adoption.”

Third Quarter Fiscal 2022 GAAP and Non-GAAP Results:

The following table summarizes our financial results for the third quarter of fiscal 2022:

	Third Quarter Fiscal 2022 GAAP Results		Third Quarter Fiscal 2022 Non-GAAP Results(1)
	Amount (millions)	Year/Year Growth
Product revenue	$312.5	110%

	Amount (millions)	Margin	Amount (millions)	Margin
Product gross profit	$220.2	70%	$233.2	75%
Operating income (loss)	($157.3)	(47%)	$8.5	3%
Net cash provided by operating activities	$15.5
Free cash flow			$9.5	3%
Adjusted free cash flow			$21.5	6%

(1) We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section titled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP financial measures, and the table titled “GAAP to Non-GAAP Reconciliations” for a reconciliation of GAAP to non-GAAP financial measures.

Note: Fiscal year ends January 31. Numbers are rounded for presentation purposes.

Financial Outlook:

Our guidance includes GAAP and non-GAAP financial measures.

The following table summarizes our guidance for the fourth quarter of fiscal 2022:

	Fourth Quarter Fiscal 2022 GAAP Guidance		Fourth Quarter Fiscal 2022 Non-GAAP Guidance(1)
	Amount (millions)	Year/Year Growth
Product revenue	$345 - $350	94 - 96%

				Margin
Operating income				1%

			Amount (millions)
Weighted-average shares used in computing net income per share attributable to common stockholders - diluted(2)			358

(1) We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section titled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP financial measures.

(2) We may have a non-GAAP net income for the fourth quarter of fiscal 2022. As a result, we are presenting the weighted-average shares used in computing net income per share attributable to common stockholders - diluted in the non-GAAP column of the table above, giving effect to all dilutive securities (stock options, restricted stock units, and employee stock purchase rights under our 2020 Employee Stock Purchase Plan). These dilutive securities would be excluded from the weighted-average shares used in computing net loss per share attributable to common stockholders - diluted if we are in a non-GAAP net loss position.

The following table summarizes our guidance for the full-year fiscal 2022:

	Full-Year Fiscal 2022 GAAP Guidance		Full-Year Fiscal 2022 Non-GAAP Guidance(1)
	Amount (millions)	Year/Year Growth
Product revenue	$1,126 - $1,131	103 - 104%

				Margin
Product gross profit				74%
Operating loss				(4%)
Adjusted free cash flow				8%

			Amount (millions)
Weighted-average shares used in computing net income per share attributable to common stockholders - diluted(2)			357

(1) We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section titled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP financial measures.

(2) We may have a non-GAAP net income for full-year fiscal 2022. As a result, we are presenting the weighted-average shares used in computing net income per share attributable to common stockholders - diluted in the non-GAAP column of the table above, giving effect to all dilutive securities (stock options, restricted stock units, and employee stock purchase rights under our 2020 Employee Stock Purchase Plan). These dilutive securities would be excluded from the weighted-average shares used in computing net loss per share attributable to common stockholders - diluted if we are in a non-GAAP net loss position.

A reconciliation of non-GAAP guidance measures to corresponding GAAP guidance measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation expense-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP financial results included in this press release. Our fiscal year ends January 31, and numbers are rounded for presentation purposes.

Conference Call Details

We will host a conference call today, beginning at 3 p.m. Mountain Time on December 1, 2021. Investors and participants can register for the call in advance by visiting http://www.directeventreg.com/registration/event/2278651. After registering, a confirmation will be sent via email, including dial-in details and unique conference call access codes required for call entry.

The call will also be webcast live on the Snowflake Investor Relations website.

An audio replay of the conference call and webcast will be available two hours after its completion and will be accessible for 30 days on the Snowflake Investor Relations website.

Investor Presentation Details

An investor presentation providing additional information and analysis can be found at https://investors.snowflake.com.

Statement Regarding Use of Non‑GAAP Financial Measures

We report the following non-GAAP financial measures, which have not been prepared in accordance with generally accepted accounting principles in the United States (GAAP), in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

•Product gross profit, Operating income (loss), and Net income (loss). Our non-GAAP product gross profit, operating income (loss), and net income (loss) measures exclude the effect of stock-based compensation expense-related charges, including employer payroll tax-related items on employee stock transactions, amortization of acquired intangibles, expenses associated with acquisitions and strategic investments, and the related income tax effect of these adjustments. We believe the presentation of operating results that exclude these non-cash or non-recurring items provides useful supplemental information to investors and facilitates the analysis of our operating results and comparison of operating results across reporting periods.

•Free cash flow and Adjusted free cash flow. Free cash flow is defined as net cash provided by (used in) operating activities reduced by purchases of property and equipment and capitalized internal-use software development costs. Adjusted free cash flow is defined as free cash flow plus (minus) net cash paid (received) on payroll tax-related items on employee stock transactions. Prior to the fiscal quarter ended April 30, 2021, adjusted free cash flow was defined as free cash flow plus cash paid on only employer payroll tax-related items on employee stock transactions. Starting with the fiscal quarter ended April 30, 2021, adjusted free cash flow is defined to also exclude the effects of employee payroll tax-related items on employee stock transactions, which are generally pass-through transactions that are expected to have a net zero impact on free cash flow over time, but that may impact free cash flow in any given fiscal quarter due to differences between the time that we receive funds from our employees and the time we remit those funds to applicable tax authorities. We believe that excluding the effects of these employee payroll tax-related items will enhance stockholders' ability to evaluate our free cash flow performance, including on a quarter-over-quarter basis. The impact of excluding employee payroll tax-related items on employee stock transactions from our definition of adjusted free cash flow was not significant for any prior periods. As a result, we have not restated adjusted free cash flow measures for any periods prior to the quarter ended April 30, 2021. Free cash flow margin and adjusted free cash flow margin are calculated as free cash flow or adjusted free cash flow as a percentage of revenue. We believe these measures provide useful supplemental information to investors because they are indicators of the strength and performance of our core business operations.

We use these non-GAAP financial measures internally for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Our presentation of non-GAAP financial measures may not be comparable to similar measures used by other companies. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand our business. Please see the tables included at the end of this release for the reconciliation of GAAP to non-GAAP results.

Key Business Metrics

•Product Revenue. Product revenue is a key metric for us because we recognize revenue based on platform consumption, which is inherently variable at our customers’ discretion, and not based on the amount and duration of contract terms. Product revenue is primarily derived from the consumption of compute, storage, and data transfer resources, which are consumed by customers on our platform as a single, integrated offering. Customers have the flexibility to consume more than their contracted capacity during the contract term and may have the ability to roll over unused capacity to future periods, generally upon the purchase of additional capacity at renewal. Our consumption-based business model distinguishes us from subscription-based software companies that generally recognize revenue ratably over the contract term and may not permit rollover. Because customers have flexibility in the timing of their consumption, which can exceed their contracted capacity or extend beyond the original contract term in many cases, the amount of product revenue recognized in a given period is an important indicator of customer satisfaction and the value derived from our platform. Product revenue excludes our professional services and other revenue.

•Remaining Performance Obligations. Remaining performance obligations (RPO) represent the amount of contracted future revenue that has not yet been recognized, including both deferred revenue and non-cancelable contracted amounts that will be invoiced and recognized as revenue in future periods. RPO excludes performance obligations from on-demand arrangements and certain time and materials contracts that are billed in arrears. RPO is not necessarily indicative of future product revenue growth because it does not account for the timing of customers’ consumption or their consumption of more than their contracted capacity. Moreover, RPO is influenced by a number of factors, including the timing of renewals, the timing of purchases of additional capacity, average contract terms, seasonality, and the extent to which customers are permitted to roll over unused capacity to future periods, generally upon the purchase of additional capacity at renewal.

•Total Customers. We count the total number of customers at the end of each period. For purposes of determining our customer count, we treat each customer account, including accounts for end-customers under a reseller arrangement, that has at least one corresponding capacity contract as a unique customer, and a single organization with multiple divisions, segments, or subsidiaries may be counted as multiple customers. For purposes of determining our customer count, we do not include customers that consume our platform only under on-demand arrangements. Our customer count is subject to adjustments for acquisitions, consolidations, spin-offs, and other market activity.

•Net Revenue Retention Rate. To calculate net revenue retention rate, we first specify a measurement period consisting of the trailing two years from our current period end. Next, we define as our measurement cohort the population of customers under capacity contracts that used our platform at any point in the first month of the first year of the measurement period. Starting with the fiscal quarter ended October 31, 2021, the cohorts used to calculate net revenue retention rate include end-customers under a reseller arrangement. We then calculate our net revenue retention rate as the quotient obtained by dividing our product revenue from this cohort in the second year of the measurement period by our product revenue from this cohort in the first year of the measurement period. Any customer in the cohort that did not use our platform in the second year remains in the calculation and contributes zero product revenue in the second year. Our net revenue retention rate is subject to adjustments for acquisitions, consolidations, spin-offs, and other market activity. Since we will continue to attribute the historical product revenue to the consolidated contract, consolidation of capacity contracts within a customer’s organization typically will not impact our net revenue retention rate unless one of those customers was not a customer at any point in the first month of the first year of the measurement period.

•Customers with Trailing 12-Month Product Revenue Greater than $1 Million. To calculate the number of customers with trailing 12-month product revenue greater than $1 million, we count the number of customers under capacity arrangements that contributed more than $1 million in product revenue in the trailing 12 months. Our customer count is subject to adjustments for acquisitions, consolidations, spin-offs, and other market activity.

Use of Forward‑Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding our performance, including but not limited to statements in the section titled “Financial Outlook.” The forward-looking statements contained in this release and the accompanying oral presentation are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause actual results or outcomes to be materially different from any future results or outcomes expressed or implied by the forward-looking statements. These risks, uncertainties, assumptions, and other factors include, but are not limited to, those related to our business and financial performance, the effects of COVID-19 or other public health crises on our business, results of operations, and financial condition, our ability to attract and retain customers, our ability to develop new products and services and enhance existing products and services, our ability to respond rapidly to emerging technology trends, our ability to execute on our business strategy, including our strategy related to the Data Cloud, our ability to increase and predict customer consumption of our platform, our ability to compete effectively, and our ability to manage growth.

Further information on these and additional risks, uncertainties, and other factors that could cause actual outcomes and results to differ materially from those included in or contemplated by the forward-looking statements contained in this release are included under the caption “Risk Factors” and elsewhere in our Form 10-Q for the fiscal quarter ended July 31, 2021 and other filings and reports we make with the Securities and Exchange Commission from time to time, including our Form 10-Q that will be filed for the fiscal quarter ended October 31, 2021.

Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make. Forward-looking statements speak only as of the date the statements are made and are based on information available to us at the time those statements are made and/or management's good faith belief as of that time with respect to future events. Except as required by law, we undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

About Snowflake
Snowflake enables every organization to mobilize their data with Snowflake's Data Cloud. Customers use the Data Cloud to unite siloed data, discover and securely share data, and execute diverse analytic workloads. Wherever data or users live, Snowflake delivers a single data experience that spans multiple clouds and geographies. Thousands of customers across many industries, including 223 of the 2021 Fortune 500 as of October 31, 2021, use Snowflake Data Cloud to power their businesses. Learn more at snowflake.com.

Investor Contact
Jimmy Sexton
IR@snowflake.com

Press Contact
Eszter Szikora
Press@snowflake.com

Source: Snowflake Inc.

Snowflake Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020

Revenue	$334,441	$159,624	$835,553	$401,584
Cost of revenue	120,786	66,681	324,253	159,684
Gross profit	213,655	92,943	511,300	241,900
Operating expenses:
Sales and marketing	190,971	134,727	540,678	325,267
Research and development	115,900	74,138	343,783	143,949
General and administrative	64,055	53,532	189,846	116,224
Total operating expenses	370,926	262,397	1,074,307	585,440
Operating loss	(157,271)	(169,454)	(563,007)	(343,540)
Interest income	1,985	1,517	6,787	5,654
Other income (expense), net	1,609	(519)	9,867	(1,561)
Loss before income taxes	(153,677)	(168,456)	(546,353)	(339,447)
Provision for income taxes	1,179	433	1,442	720
Net loss	$(154,856)	$(168,889)	$(547,795)	$(340,167)
Net loss per share attributable to common stockholders - basic and diluted	$(0.51)	$(1.01)	$(1.84)	$(3.63)
Weighted-average shares used in computing net loss per share attributable to common stockholders - basic and diluted	303,006,685	166,868,200	297,435,637	93,763,599

Snowflake Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	October 31, 2021	January 31, 2021

Assets
Current assets:
Cash and cash equivalents	$935,217	$820,177
Short-term investments	2,955,613	3,087,887
Accounts receivable, net	254,243	294,017
Deferred commissions, current	42,896	32,371
Prepaid expenses and other current assets	120,288	66,200
Total current assets	4,308,257	4,300,652
Long-term investments	1,211,858	1,165,275
Property and equipment, net	94,377	68,968
Operating lease right-of-use assets	184,057	186,818
Goodwill	8,449	8,449
Intangible assets, net	26,167	16,091
Deferred commissions, non-current	101,551	86,164
Other assets	228,755	89,322
Total assets	$6,163,471	$5,921,739
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$10,559	$5,647
Accrued expenses and other current liabilities	163,238	125,315
Operating lease liabilities, current	25,194	19,650
Deferred revenue, current	759,744	638,652
Total current liabilities	958,735	789,264
Operating lease liabilities, non-current	178,697	184,887
Deferred revenue, non-current	7,132	4,194
Other liabilities	12,225	6,923
Stockholders’ equity	5,006,682	4,936,471
Total liabilities and stockholders’ equity	$6,163,471	$5,921,739

Snowflake Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020

Cash flows from operating activities:
Net loss	$(154,856)	$(168,889)	$(547,795)	$(340,167)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	5,518	2,849	15,586	6,611
Non-cash operating lease costs	8,855	8,503	25,895	24,840
Amortization of deferred commissions	9,667	7,167	26,824	21,233
Stock-based compensation, net of amounts capitalized	144,387	119,141	459,392	157,790
Net amortization of premiums on investments	11,587	891	36,938	1,117
Unrealized gains on strategic investments in equity securities	(455)	—	(8,515)	—
Other	(247)	24	2,535	4,073
Changes in operating assets and liabilities, net of effect of business combinations:
Accounts receivable	(16,754)	(17,908)	39,142	9,221
Deferred commissions	(18,961)	(12,995)	(52,892)	(27,261)
Prepaid expenses and other assets	(42,710)	(28,028)	(112,798)	(29,480)
Accounts payable	869	(963)	4,591	(3,806)
Accrued expenses and other liabilities	19,386	11,484	43,106	22,477
Operating lease liabilities	(8,766)	(6,014)	(24,758)	(23,418)
Deferred revenue	58,018	64,984	124,030	111,739
Net cash provided by (used in) operating activities	15,538	(19,754)	31,281	(65,031)
Cash flows from investing activities:
Purchases of property and equipment	(2,282)	(17,270)	(12,209)	(24,018)
Capitalized internal-use software development costs	(3,788)	(844)	(8,612)	(4,014)
Cash paid for business combinations, net of cash acquired	—	—	—	(6,035)
Purchases of intangible assets	—	—	(11,182)	(6,184)
Purchases of investments	(1,053,763)	(622,385)	(3,042,396)	(1,235,020)
Sales of investments	14,691	25,195	407,003	28,705
Maturities and redemptions of investments	1,216,206	181,669	2,610,429	371,528
Net cash provided by (used in) investing activities	171,064	(433,635)	(56,967)	(875,038)
Cash flows from financing activities:
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	—	—	—	478,573
Proceeds from initial public offering and private placements, net of underwriting discounts and other offering costs (net of reimbursement received from the underwriters)	—	4,244,620	—	4,242,284
Proceeds from early exercised stock options	—	—	—	159
Proceeds from exercise of stock options	24,579	10,364	90,444	31,100
Proceeds from issuance of common stock under the employee stock purchase plan	25,829	—	52,227	—
Proceeds from repayments of a nonrecourse promissory note	—	—	—	2,090
Repurchases of early exercised stock options	—	—	—	(30)
Payments of deferred purchase consideration for business combinations	—	(564)	—	(1,164)
Net cash provided by financing activities	50,408	4,254,420	142,671	4,753,012
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(194)	—	21	—
Net increase in cash, cash equivalents, and restricted cash	236,816	3,801,031	117,006	3,812,943
Cash, cash equivalents, and restricted cash at beginning of period	715,383	153,888	835,193	141,976
Cash, cash equivalents, and restricted cash at end of period	$952,199	$3,954,919	$952,199	$3,954,919

Snowflake Inc.
GAAP to Non-GAAP Reconciliations
(in thousands, except percentages)
(unaudited)

	Three Months Ended October 31, 2021
	GAAP amounts	GAAP amounts as a % of revenue	Stock-based compensation expense-related charges(1)	Amortization of acquired intangibles	Expenses associated with acquisitions and strategic investments	Non-GAAP amounts	Non-GAAP amounts as a % of revenue
Revenue:
Product revenue	$312,458	93%
Professional services and other revenue	21,983	7%
Revenue	334,441	100%
Year over Year % Growth	110%

Cost of revenue:
Cost of product revenue	92,292	28%	$(12,419)	$(567)	$—	$79,306	24%
Cost of professional services and other revenue	28,494	8%	(9,908)	—	—	18,586	5%
Total cost of revenue	120,786	36%	(22,327)	(567)	—	97,892	29%

Gross profit (loss):
Product gross profit	220,166		12,419	567	—	233,152
Professional services and other gross profit (loss)	(6,511)		9,908	—	—	3,397
Total gross profit	213,655	64%	22,327	567	—	236,549	71%
Product gross margin	70%		5%	—%	—%	75%
Professional services and other gross margin	(30%)		45%	—%	—%	15%
Total gross margin	64%		7%	—%	—%	71%

Operating expenses:
Sales and marketing	190,971	57%	(54,098)	—	—	136,873	40%
Research and development	115,900	35%	(59,693)	(944)	—	55,263	17%
General and administrative	64,055	19%	(27,668)	(411)	(35)	35,941	11%
Total operating expenses	370,926	111%	(141,459)	(1,355)	(35)	228,077	68%
Operating income (loss)	$(157,271)	(47%)	$163,786	$1,922	$35	$8,472	3%
Operating margin	(47%)		49%	1%	—%	3%

(1) Stock-based compensation expense-related charges included approximately $19.1 million of employer payroll tax-related expenses on employee stock transactions.

	Three Months Ended October 31, 2020
	GAAP amounts	GAAP amounts as a % of revenue	Stock-based compensation expense-related charges(1)	Amortization of acquired intangibles	Expenses associated with acquisitions and strategic investments	Non-GAAP amounts	Non-GAAP amounts as a % of revenue
Revenue:
Product revenue	$148,473	93%
Professional services and other revenue	11,151	7%
Revenue	159,624	100%
Year over Year % Growth	119%

Cost of revenue:
Cost of product revenue	51,816	32%	$(7,325)	$(567)	$—	$43,924	28%
Cost of professional services and other revenue	14,865	10%	(6,203)	—	—	8,662	5%
Total cost of revenue	66,681	42%	(13,528)	(567)	—	52,586	33%

Gross profit (loss):
Product gross profit	96,657		7,325	567	—	104,549
Professional services and other gross profit (loss)	(3,714)		6,203	—	—	2,489
Total gross profit	92,943	58%	13,528	567	—	107,038	67%
Product gross margin	65%		5%	—%	—%	70%
Professional services and other gross margin	(33%)		55%	—%	—%	22%
Total gross margin	58%		9%	—%	—%	67%

Operating expenses:
Sales and marketing	134,727	84%	(40,337)	—	—	94,390	59%
Research and development	74,138	46%	(39,406)	—	—	34,732	22%
General and administrative	53,532	34%	(27,197)	(309)	—	26,026	16%
Total operating expenses	262,397	164%	(106,940)	(309)	—	155,148	97%
Operating loss	$(169,454)	(106%)	$120,468	$876	$—	$(48,110)	(30%)
Operating margin	(106%)		76%	—%	—%	(30%)

(1) Stock-based compensation expense-related charges included approximately $1.1 million of employer payroll tax-related expenses on employee stock transactions.

	Nine Months Ended October 31, 2021
	GAAP amounts	GAAP amounts as a % of revenue	Stock-based compensation expense-related charges(1)	Amortization of acquired intangibles	Expenses associated with acquisitions and strategic investments	Non-GAAP amounts	Non-GAAP amounts as a % of revenue
Revenue:
Product revenue	$780,911	93%
Professional services and other revenue	54,642	7%
Revenue	835,553	100%
Year over Year % Growth	108%

Cost of revenue:
Cost of product revenue	245,420	29%	$(37,813)	$(1,700)	$—	$205,907	25%
Cost of professional services and other revenue	78,833	10%	(31,941)	—	—	46,892	5%
Total cost of revenue	324,253	39%	(69,754)	(1,700)	—	252,799	30%

Gross profit (loss):
Product gross profit	535,491		37,813	1,700	—	575,004
Professional services and other gross profit (loss)	(24,191)		31,941	—	—	7,750
Total gross profit	511,300	61%	69,754	1,700	—	582,754	70%
Product gross margin	69%		5%	—%	—%	74%
Professional services and other gross margin	(44%)		58%	—%	—%	14%
Total gross margin	61%		9%	—%	—%	70%

Operating expenses:
Sales and marketing	540,678	65%	(165,969)	—	—	374,709	45%
Research and development	343,783	40%	(186,346)	(2,741)	—	154,696	19%
General and administrative	189,846	23%	(85,624)	(1,209)	(431)	102,582	12%
Total operating expenses	1,074,307	128%	(437,939)	(3,950)	(431)	631,987	76%
Operating loss	$(563,007)	(67%)	$507,693	$5,650	$431	$(49,233)	(6%)
Operating margin	(67%)		60%	1%	—%	(6%)

(1) Stock-based compensation expense-related charges included approximately $47.4 million of employer payroll tax-related expenses on employee stock transactions.

	Nine Months Ended October 31, 2020
	GAAP amounts	GAAP amounts as a % of revenue	Stock-based compensation expense-related charges(1)	Amortization of acquired intangibles	Expenses associated with acquisitions and strategic investments	Non-GAAP amounts	Non-GAAP amounts as a % of revenue
Revenue:
Product revenue	$375,506	94%
Professional services and other revenue	26,078	6%
Revenue	401,584	100%
Year over Year % Growth	127%

Cost of revenue:
Cost of product revenue	130,065	32%	$(8,553)	$(1,130)	$—	$120,382	30%
Cost of professional services and other revenue	29,619	8%	(7,402)	—	—	22,217	6%
Total cost of revenue	159,684	40%	(15,955)	(1,130)	—	142,599	36%

Gross profit (loss):
Product gross profit	245,441		8,553	1,130	—	255,124
Professional services and other gross profit (loss)	(3,541)		7,402	—	—	3,861
Total gross profit	241,900	60%	15,955	1,130	—	258,985	64%
Product gross margin	65%		3%	—%	—%	68%
Professional services and other gross margin	(14%)		29%	—%	—%	15%
Total gross margin	60%		4%	—%	—%	64%

Operating expenses:
Sales and marketing	325,267	81%	(52,099)	(12)	—	273,156	68%
Research and development	143,949	36%	(50,514)	—	—	93,435	23%
General and administrative	116,224	29%	(43,934)	(717)	(252)	71,321	18%
Total operating expenses	585,440	146%	(146,547)	(729)	(252)	437,912	109%
Operating loss	$(343,540)	(86%)	$162,502	$1,859	$252	$(178,927)	(45%)
Operating margin	(86%)		41%	—%	—%	(45%)

(1) Stock-based compensation expense-related charges included approximately $4.5 million of employer payroll tax-related expenses on employee stock transactions.

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020

Revenue	$334,441	$159,624	$835,553	$401,584

GAAP net cash provided by (used in) operating activities	$15,538	$(19,754)	$31,281	$(65,031)
Less: purchases of property and equipment	(2,282)	(17,270)	(12,209)	(24,018)
Less: capitalized internal-use software development costs	(3,788)	(844)	(8,612)	(4,014)
Non-GAAP free cash flow	9,468	(37,868)	10,460	(93,063)
Add: net cash paid on payroll tax-related items on employee stock transactions	12,058	812	37,267	4,196
Non-GAAP adjusted free cash flow	$21,526	$(37,056)	$47,727	$(88,867)
Non-GAAP free cash flow margin	3%	(24%)	1%	(23%)
Non-GAAP adjusted free cash flow margin	6%	(23%)	6%	(22%)